EXHIBIT 32
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of the Company (the “Company”) that the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2008 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: May 1, 2009	By:	/s/ O. Leonard Dorminey
O. Leonard Dorminey
President and Chief Executive Officer (Principal Executive Officer)

Date: May 1, 2009	By:	/s/ T. Heath Fountain
T. Heath Fountain
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)